EXHIBIT 4


                                VOTING AGREEMENT



         AGREEMENT, dated as of October 30, 2001 between Emerson Electric Co., a Missouri corporation ("Emerson"), and John R. Bertucci, Claire R. Bertucci and the trusts set forth on Schedule 1 ("Stockholders").

         WHEREAS, in order to induce Emerson to enter into the Agreement and Plan of Merger with respect to the Acquisition of the ENI Business (the "Acquisition Agreement") with MKS Instruments, Inc., a Massachusetts corporation (the "Company"), Emerson has requested that each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, no par value, of the Company ("Common Stock") that each Stockholder owns of record as set forth in Schedule 1 hereto (such shares, together with any other voting or equity securities of the Company hereafter acquired by each Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares").

         NOW, THEREFORE, the parties hereto agree as follows:

                                   Article 1
                                  DEFINITIONS

         "Related Agreements" means this Agreement, and the Shareholder Agreement to be entered into by the Company and Emerson at or prior to Closing.

                                   Article 2
                        GRANT OF PROXY; VOTING AGREEMENT

          Section 2.01 Buyer Voting Proposal. (a) Each Stockholder hereby agrees to vote all Shares that each Stockholder is entitled to vote at the time of any vote to approve the Buyer Voting Proposal, and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, and in any action by written consent of the stockholders of the Buyer, at which such Buyer Voting Proposal, or such other actions, are submitted for the consideration and vote of the stockholders of the Company, until this Agreement is terminated in accordance with the terms hereof.

          (a) Until the Buyer Voting Proposal shall have received the Buyer Requisite Vote, each Stockholder hereby agrees that it will not vote any Shares in



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favor of the approval of any (i) Acquisition Proposal, or (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company which in each case set forth in this clause (ii) would have the effect of preventing or delaying the consummation of the transactions which are the subject of the Buyer Voting Proposal.

          Section 2.02 Election of Directors. (a) As long as Emerson is entitled to designate a Director in accordance with Article 2 of the Shareholder Agreement, each Stockholder hereby agrees to vote all shares that each Stockholder is entitled to vote at the time of any vote in favor of any person designated by Emerson in accordance with Section 2 of the Shareholder Agreement (an "Emerson Designee") who has been nominated to serve on the Board at the time of such vote at any meeting of the stockholders of the Company, and at any adjournment thereof, and in any action by written consent of the stockholders of the Company, at which the election of an Emerson Designee on the Board is submitted for the consideration and vote of the stockholders of the Company.

          (b) As long as Emerson is entitled to designate a Director in accordance with Article 2 of the Shareholder Agreement, each Stockholder agrees it will vote (or will cause to be voted) any Shares against the removal of the Emerson Designee from the Board (other than for fraud, dishonesty or similar acts) unless Emerson shall have consented to such removal in writing.

          Section 2.03 Proxy. Each Stockholder hereby irrevocably grants to, and appoints, the Seller, and any individual designated in writing by the Seller, and each of them individually, as his proxy and attorney-in-fact (with full power of substitution), for and in his name, place and stead, to vote his Shares at the Buyer Stockholder Meeting or any other meeting of the stockholders of the Buyer, however called, and in any action by written consent of the stockholders of the Buyer with respect to any of the matters specified in, and in accordance and consistent with, Section 2.01. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.03 is given in connection with the execution of the Acquisition Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under Section 2.01 of this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of Chapter 156B of the Massachusetts General Laws. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the earlier of (a) the Closing, or (b) termination of this Agreement in accordance with the terms thereof.


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Section 2.04 Representation at Meetings of Stockholders. Each Stockholder shall cause all Shares that each Stockholder is entitled to vote to be represented, in person or by proxy, at all meetings of the Company's stockholders, so that the Shares may be counted for the purpose of determining the presence of a quorum at all such meetings (a) held from the date hereof until Closing, and
(b) held after Closing, at which the election of an Emerson Designee on the Board is submitted for the consideration and vote of the stockholders of the Company.

                                   Article 3
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Each Stockholder represents and warrants to Emerson that:

          Section 3.01 Binding Effect. This Agreement has been duly and validly executed and delivered by each Stockholder and constitutes a valid and binding agreement enforceable against such Stockholder in accordance with its terms except to the extent such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.02 Non-Contravention. The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder or (iii) result in the imposition of any lien on any asset of such Stockholder, except pursuant to the terms of this Agreement.

          Section 3.03 Ownership of Shares. Each Stockholder is the record owner of the Shares, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), except pursuant to the terms of this Agreement. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

     Section 3.04 Total Shares. Except for the Shares set forth on the signature page hereto, each Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the


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Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company other than options to purchase the Company's Common Stock under the Company's employee or officer and director stock options plans.

          Section 3.05 Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Emerson in respect of this Agreement based upon any arrangement or agreement made by or on behalf of any Stockholder.

          Section 3.06 Reliance by Emerson. Each Stockholder understands and acknowledges that Emerson is entering into the Acquisition Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

                                   Article 4
                   REPRESENTATIONS AND WARRANTIES OF EMERSON

          Emerson represents and warrants to each Stockholder:

          Section 4.01 Corporate Authorization. The execution, delivery and performance by Emerson of this Agreement and the consummation by Emerson of the transactions contemplated hereby are within the corporate powers of Emerson and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Emerson.

                                   Article 5
                            COVENANTS OF STOCKHOLDER

          Each Stockholder hereby covenants and agrees that:

          Section 5.01 No Proxies for or Encumbrances on Shares. Each Stockholder shall not, without the prior written consent of Emerson, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares unless any transferee or security holder (as applicable) agrees to be bound by all of the obligations of such Stockholder under this Agreement; provided, that:


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         (i)   the Shareholders may sell or make gifts of an aggregate of up to
               750,000 Shares after the date hereof; and

         (ii) if John R. Bertucci and/or Claire R. Bertucci transfer any Shares to their children, grandchildren or any trusts for their benefit, any such transferee shall, to the extent permitted by applicable tax laws, agree to be bound by the provisions of this Agreement except for Section 2.02.

          Section 5.02 Other Offers. Until the Buyer Voting Proposal has received the Buyer Requisite Vote, each Stockholder shall not, and will use his Reasonable Best Efforts to cause his representatives not to, directly or indirectly, (i) solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any person that is seeking to make, or has made, an Acquisition Proposal.

          Section 5.03 Termination. The provisions of this Article 5 shall terminate and be of no further effect upon the earlier of (a) the Closing or
(b) termination of the Acquisition Agreement in accordance with the terms thereof.

                                   Article 6
                                 MISCELLANEOUS

          Section 6.01 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate (i) upon the termination of the Acquisition Agreement in accordance with its terms or (ii) at such time after the Closing as Emerson no longer has the right to designate a Director in accordance with Article 2 of the Shareholder Agreement, provided that no such termination shall relieve any party of liability for willful breach hereof prior to termination.

          Section 6.02 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this


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Agreement without the consent of the other parties hereto, except that Emerson may transfer or assign its rights and obligations to any Affiliate of Emerson.

          Section 6.03 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

          Section 6.04 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          Section 6.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          Section 6.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

          Section 6.07 Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Acquisition Agreement.

          Section 6.08 Interpretation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          Section 6.09 Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his capacity as an officer or director of the Company (as applicable) or as a trustee, to the extent permitted by the Acquisition Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             EMERSON ELECTRIC CO.



                             By:   /s/ James D. Switzer
                                   -------------------------------------------
                                   Name:  James D. Switzer
                                   Title: Senior Vice President-Development

                             JOHN R. BERTUCCI


                                   /s/ John R. Bertucci
                                   -------------------------------------------
                                   John R. Bertucci


                             CLAIRE R. BERTUCCI


                                   /s/ Claire R. Bertucci
                                   -------------------------------------------
                                   Claire R. Bertucci

                             Each of the following individuals
                             is executing this Agreement solely
                             in his or her capacity as a Trustee
                             of those trusts listed on Schedule
                             I hereto of which such person
                             serves as a Trustee, and not
                             individually


                                   /s/ John R. Bertucci
                                   -------------------------------------------
                                   John R. Bertucci

                                   /s/ Claire R. Bertucci
                                   -------------------------------------------
                                   Claire R. Bertucci

                                   /s/ Richard S. Chute
                                   -------------------------------------------
                                   Richard S. Chute

                                   /s/ Thomas H. Belknap
                                   -------------------------------------------
                                   Thomas H. Belknap


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                                   SCHEDULE I
                                   ----------


Name                                                           Number of Shares
----                                                           ----------------

John R. Bertucci                                                   5,917,774

Claire R. Bertucci                                                 6,092,236

Claire R. Bertucci & Richard S. Chute as Trustees                    739,028
of the John R. Bertucci 2nd Family Trust of 12/15/86
FBO Carol B. Bertucci

Claire R. Bertucci & Richard S. Chute as Trustees                    739,028
of the John R. Bertucci 2nd Family Trust of 12/15/86
FBOJanet C. Bertucci

John R. Bertucci & Thomas H. Belknap as Trustees                     739,028
of the Claire R. Bertucci 2nd Family Trust of 12/15/86
FBO Carol B. Bertucci

John R. Bertucci & Thomas H. Belknap, Trustees,                      739,028
of the Claire R. Bertucci 2nd Family Trust of 12/15/86
FBO Janet C. Bertucci